                                                                    EXHIBIT 99.1

              ITEM 7(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Business Acquired


                         INDEX TO FINANCIAL STATEMENTS

Starseed, Inc. Financial Statements
-----------------------------------

Report of Independent Accountant...........................................  F-2

Balance Sheets at September 30, 1998 and 1997..............................  F-3

Statements of Operations for the year ended September 30, 1998, and the period October 8, 1996 (inception) to September 30, 1997................  F-4

Statements of Stockholders' Equity (Deficiency) for the year ended to
   September 30, 1998, and the period October 8,1996 (inception) to
   September 30, 1997......................................................  F-5

Statements of Cash Flows for the year ended September 30, 1998, and the period October 8, 1996 (inception) to September 30, 1997................  F-6

Notes to Financial Statements..............................................  F-7

                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]


                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Starseed, Inc.:

We have audited the accompanying balance sheets of Starseed, Inc. (the Company) as of September 30, 1998 and 1997, and the related statements of operations, shareholders' deficit, and cash flows for the year ended September 30, 1998 and for the period from October 8, 1996 (date of inception) to September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Starseed, Inc. as of September 30, 1998 and 1997, and the results of its operations and its cash flow for the year ended September 30, 1998 and for the period from October 8, 1996 (date of inception) to September 30, 1997 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 9 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 9. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

                                       /s/ KPMG Peat Marwick LLP

October 8, 1998, except as to note 9,
 which is as of October 23, 1998.

                                STARSEED, INC.

                                Balance Sheets

                          September 30, 1998 and 1997

                          Assets                                 1998           1997
                                                              -----------    ---------
Current assets:
  Cash                                                        $    47,810    $   3,227
  Accounts receivable, net                                         42,493        1,722
  Prepaid expenses                                                  3,721          458
                                                              -----------    ---------
       Total current assets                                        94,024        5,407

Property and equipment, net                                       105,604       64,101
Other assets, net                                                   3,420       86,350
                                                              -----------    ---------
       Total assets                                           $   203,048    $ 155,858
                                                              ===========    =========

           Liabilities and Shareholders' Deficit

Current liabilities:
  Accounts payable and accrued expenses                       $   210,505    $ 174,762
  Current portion of notes payable                                426,000       18,000
  Current portion of capital lease obligations                     15,091           --
  Other current liabilities                                       130,000           --
                                                              -----------    ---------
       Total current liabilities                                  781,596      192,762

Notes payable (including notes to related parties),
  net of current portion                                           41,700       45,200
Capital lease obligations, net of current portion                  29,643           --
                                                              -----------    ---------
       Total liabilities                                          852,939      237,962
                                                              -----------    ---------

Commitments and contingencies

Shareholders' deficit:
  Common stock, no par value; 10,000,000 shares authorized;
    1,201,175 and 1,100,042 shares issued and outstanding
    on September 30, 1998 and 1997, respectively                2,192,059      410,834
  Unearned compensation                                          (261,374)          --
  Accumulated deficit                                          (2,580,576)    (492,938)
                                                              -----------    ---------
       Total shareholders' deficit                               (649,891)     (82,104)
                                                              -----------    ---------
       Total liabilities and shareholders' deficit            $   203,048    $ 155,858
                                                              ===========    =========

See accompanying notes to financial statements.

                                STARSEED, INC.

                           Statements of Operations

               For the year ended September 30, 1998 and for the
                period from October 8, 1996 (date of inception)
                             to September 30, 1997

                                                            1998        1997
                                                         ----------   --------
Revenues, net                                            $  155,651   $  6,669
Cost of revenues                                            107,598     28,000
                                                         ----------   --------
       Gross profit (loss)                                   48,053    (21,331)
                                                         ----------   --------

Operating costs and expenses:
  Sales and marketing                                       452,475     97,259
  Product development                                     1,016,400    139,793
  General and administrative                                497,763    215,478
                                                         ----------   --------
                                                          1,966,638    452,530
                                                         ----------   --------
       Loss from operations                               1,918,585    473,861

Other expense:
  Interest expense                                          151,408         --
  Other expense                                              17,645     19,077
                                                         ----------   --------
       Loss before provision for income taxes             2,087,638    492,938
Provision for income taxes                                       --         --
                                                         ----------   --------
       Net loss                                          $2,087,638   $492,938
                                                         ==========   ========

See accompanying notes to financial statements.

                                STARSEED, INC.

                      Statement of Shareholders' Deficit

               For the year ended September 30, 1998 and for the
                period from October 8, 1996 (date of inception)
                             to September 30, 1997

                                         Common stock                                            Total
                                   -----------------------    Accumulated      Unearned      shareholders'
                                    Shares        Amount        deficit      compensation       deficit
                                   ---------    ----------    -----------    ------------    -------------
Balance, October 8, 1996
  (date of inception)                     --    $       --    $        --      $      --      $        --

Issuance of common stock in
  exchange for fixed assets        1,000,000        49,624             --             --           49,624
Issuance of common stock              75,042       248,100             --             --          248,100
Issuance of common stock for
  acquisition of purchased
  technology                          25,000       100,000             --             --          100,000
Additional capital contributions          --        13,110             --             --           13,110
Net loss                                  --            --       (492,938)            --         (492,938)
                                   ---------    ----------    -----------      ---------      -----------
Balance, September 30, 1997        1,100,042       410,834       (492,938)            --          (82,104)

Issuance of common stock             101,133       386,500             --             --          386,500
Unearned compensation on
  stock option grants                     --       348,499             --       (348,499)              --
Amortization of unearned
  compensation                            --            --             --         87,125           87,125
Compensation and consulting
  expense on stock option grants          --     1,046,226             --             --        1,046,226
Net loss                                  --            --     (2,087,638)            --       (2,087,638)
                                   ---------    ----------    -----------      ---------      -----------
Balance, September 30, 1998        1,201,175    $2,192,059    $(2,580,576)     $(261,374)     $  (649,891)
                                   =========    ==========    ===========      =========      ===========

See accompanying notes to financial statements.

                                STARSEED, INC.

                            Statement of Cash Flows

               For the year ended September 30, 1998 and for the
                period from October 8, 1996 (date of inception)
                             to September 30, 1997

                                                             1998          1997
                                                          -----------   -----------
Cash flows from operating activities:
  Net loss                                                $(2,087,638)  $(492,938)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                           131,370      51,955
      Non-cash compensation and consulting
        expense on stock option grants                      1,046,226          --
      Amortization of unearned compensation                    87,125          --
      Changes in assets and liabilities:
        Accounts receivable                                   (40,771)     (1,722)
        Prepaid expenses                                       (3,263)       (458)
        Accounts payable and accrued expenses                  35,743     174,762
        Other current liabilities                             130,000          --
                                                          -----------   ---------
            Net cash used in operating activities            (701,208)   (268,401)
                                                          -----------   ---------

Cash flows from investing activities:
  Purchase of equipment                                       (36,614)    (38,432)
  Cash paid for purchased technology                               --     (12,000)
                                                          -----------   ---------
            Net cash used in investing activities             (36,614)    (50,432)
                                                          -----------   ---------

Cash flows from financing activities:
  Proceeds from notes payable                                 426,000      63,200
  Proceeds from issuance of common stock                      386,500     248,100
  Capital contributions                                            --      13,110
  Increase in other assets                                     (1,070)     (2,350)
  Repayment of notes payable                                  (21,500)         --
  Repayment of capital leases                                  (7,525)         --
                                                          -----------   ---------
            Net cash provided by financing activities         782,405     322,060
                                                          -----------   ---------
            Increase in cash                                   44,583       3,227

Cash at beginning of year                                       3,227          --
                                                          -----------   ---------
Cash at end of year                                       $    47,810   $   3,227
                                                          ===========   =========

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest                                              $        --   $      --
    Income taxes                                                   --          --

Supplemental disclosures of non-cash transactions:
  Issuance of common stock for acquisition of
    purchased technology                                  $        --   $ 100,000
  Issuance of common stock in exchange for fixed assets            --      49,624
  Equipment acquired under capital leases                      52,259          --

See accompanying notes to financial statements.

                                 STARSEED, INC.

                         Notes to Financial Statements

(1) Summary of Significant Accounting Policies

    Description of Business

    Starseed, Inc. (Starseed or the Company) was incorporated in Louisiana on October 8, 1996, and began operations in Ashland, Oregon October 15, 1996. The Company's focus revolves around innovations in internet communications and information access.

    In June 1997, the Company acquired "WebRing", an internet technology which offers access to hundreds of thousands of member websites organized by related interests into easy-to-travel rings.

    Inherent in the Company's business are various risks and uncertainties, including its limited operating history and the limited history of commerce on the internet. Future revenues from online services are dependent on the continued growth and acceptance of the internet, use of the internet for information, publication, distribution and commerce, and acceptance of the internet as an effective advertising medium.

    Use of Estimates

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    Revenue Recognition

    The Company's revenues are derived primarily from advertising revenue based on the number of visits to the Company's WebRing web-sites. Revenue is recognized monthly as it is earned.

    During 1998, the Company derived a portion of their revenues from assembling computers from parts and selling them to a computer reseller.

    Effective January 1, 1998, the Company adopted the Statement of Position 97-2, "Software Revenue Recognition," ("SOP 97-2"). SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair values of the elements. The revenue allocated to software products generally is recognized upon delivery of the products. The revenue allocated to post-contract customer support generally is recognized ratably over the term of the support and revenue allocated to service elements generally is recognized as the services are performed. The adoption of SOP 97-2 did not have a significant impact on the Company's financial statements.

                                 STARSEED, INC.

   Property and Equipment

   Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, ranging from three to five years. Equipment under capital leases are amortized over the shorter of the estimated useful life or the life of the lease. Useful lives are evaluated regularly by management in order to determine recoverability in light of current technological conditions. Maintenance and repairs are charged to expense as incurred while renewals and improvements are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation or amortization, with any resulting gain or loss included in the Statement of Operations.

   Long-Lived Assets

   The Company identifies and records impairment losses on long-lived assets when events and circumstances indicate that such assets might be impaired. To date, no such impairment has been recorded.

   Income Taxes

   The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences of events that have been included in the financial statements and tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to be recovered or settled. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized.

   Capitalized Software

   Under Statement of Financial Accounting Standards No. 86, software development costs are to be capitalized beginning when a product's technological feasibility has been established and ending when a product is made available for general release to customers. The establishment of technological feasibility of the Company's products has occurred shortly before general release and, accordingly, no costs have been capitalized.

   Other Assets

   Other assets consisted of the WebRing Technology purchased in July 1997. This asset is amortized using the straight-line method over an estimated useful life of one year. For the year ended September 30, 1998 and for the period from October 8, 1996 (date of inception) to September 30, 1997 amortization for the WebRing Technology was $84,000 and $28,000. At September 30, 1998 and 1997 accumulated amortization was $112,000 and $28,000, respectively.

                                 STARSEED, INC.

   Stock-Based Compensation

   The Company accounts for stock-based compensation using the Financial Accounting Standard Board's Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-Based Compensation. This statement permits a company to choose either a fair-value based method of accounting for its stock-based compensation arrangements or to comply with the current Accounting Principles Board Opinion 25 (APB Opinion 25) intrinsic-value-based method adding pro forma disclosures of net loss computed as if the fair-value-based method had been applied in the financial statements. The Company applies SFAS No. 123 by retaining the APB Opinion 25 method of accounting for stock-based compensation for employees with annual pro forma disclosures of net loss. Stock-based compensation for non-employees is accounted for using the fair-value-based method.

   Advertising

   The Company expenses the costs of advertising when the costs are incurred. Advertising expense was approximately $200 and $-0- for the year ended September 30, 1998 and for the period from October 8, 1996 (date of inception) to September 30, 1997, respectively.

   Product Development

   Expenditures for research and development are expensed as incurred.

   Effect of Recent Accounting Pronouncements

   In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), which establishes requirements for disclosure of comprehensive income. The objective of SFAS 130 is to report all changes in equity that result from transactions and economic events other than transactions with owners. Comprehensive income is the total of net income and all other non-owner changes in equity. SFAS 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of earlier financial statements for comparative purposes is required. The Company does not expect implementation to have a significant impact on its financial statements.

   Also in June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS 131 requires public companies to report certain information about their operating segments in a complete set of financial statements to shareholders. It also requires reporting of certain enterprise-wide information about the Company's products and services, its activities in different geographic areas and its reliance on major customers. The basis for determining the Company's operating segments is the manner in which management operates the business. SFAS 131 is effective for fiscal years beginning after December 15, 1997. The Company does not expect implementation to have a significant impact on its financial statements.

   In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 standardizes the accounting for derivative instruments by requiring that an entity recognize those items as assets or liabilities in the financial statements and measure them at fair value. SFAS 133 is required to be adopted for fiscal years beginning after June 15, 1999. Since the Company does not hold any derivative instruments, SFAS 133 is not expected to impact the Company.

                                 STARSEED, INC.

(2)  Property and Equipment

                                                  September 30,   September 30,
                                                      1998            1997
                                                  ------------    ------------
Computer equipment, including assets under
  capital leases of $52,259 and $-0- for
  1998 and 1997, respectively                         $167,045        $ 80,242
  Furniture and fixtures                                 9,884           7,814
                                                      --------        --------
                                                       176,929          88,056

Less accumulated depreciation and amortization,
  including amounts related to assets under
  capital leases of $8,632 and $-0- for
  1998 and 1997, respectively                          (71,325)        (23,955)
                                                      --------        --------
       Total                                          $105,604        $ 64,101
                                                      ========        ========

(3)  Income Taxes

     The Company incurred a loss for both financial reporting and tax return purposes and, as such, there was no current or deferred tax provision for the year ended September 30, 1998 and for the period from October 8, 1996 (date of inception) through September 30, 1997.

     The difference between the expected tax expense, computed by applying the federal statutory rate of 34% to loss before taxes, and the actual tax expense of $-0- is primarily due to the increase in the valuation allowance for deferred tax assets.

                                 STARSEED, INC.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liability at September 30, 1998 is approximately as follows:

                                                        1998          1997
                                                    ------------  ------------
Deferred tax assets:
 Federal and state operating loss carryforwards      $   432,000     $ 169,500
 Research and experimentation credits                     52,000        11,000
 Unearned compensation                                   501,500            --
 Property and equipment, due to differences
   in depreciation and amortization                       42,500        12,500
                                                     -----------     ---------
                                                       1,028,000       193,000

 Less valuation allowance                             (1,028,000)     (193,000)
                                                     -----------     ---------
       Net deferred tax assets                       $        --     $      --
                                                     ===========     =========

The total valuation allowance for deferred tax assets as of September 30, 1998 and 1997 was $1,028,000 and $193,000, respectively. The net change in the total valuation allowance for the year ended September 30, 1998 was an increase of $835,000.

At September 30, 1998, the Company has federal and state net operating loss and research and experimentation credit carryforwards of approximately $432,000 and $52,000, respectively. These carryforwards will expire between 2002 and 2012 if not used by the Company to reduce income taxes payable in future periods. These carryforwards will be subject to further limitations upon closing of the proposed transaction discussed in note 9.

                                 STARSEED, INC.

(4)  1998 Stock Option Plan

     In 1998, the Company adopted the 1998 Stock Option/Stock Issuance Plan (the
     Plan) whereby a total of 525,000 shares of common stock have been reserved for the grant of stock options to selected employees, officers, directors, consultants and advisors. Options granted pursuant to the Plan are non-qualified stock options.

     Under the Plan, options generally vest annually over four years. Options granted under the Plan must be exercised within ten years of the date of the grant. Option prices are generally not less than the fair market value of the shares at the date of grant. At the time of the exercise of the option, all optionee's must grant the Company or its designee a right of first refusal with respect to all transfers.

     During 1998, the Company granted to certain key employees and consultants options to purchase 258,500 shares of the Company's common stock for $1.00 per share. These options were fully-vested on the grant date and were issued at a price below the fair market value of the Company's stock on the date of grant. The difference between the stock option grant price and the fair market value on the date of grant has been included as compensation or consulting expense in the accompanying statement of operations.

     The Company has elected to account for its stock-based compensation plans under APB Opinion 25; however, the Company has computed, for proforma disclosure purposes, the value of all options granted during 1998 using the minimum value option-pricing model as prescribed by SFAS 123 using the following assumptions used for grants:


             Risk-free interest rate                      6.50%
             Expected dividend yield                     $  --
             Expected lives                             5 years
             Weighted average grant date
               fair value per option                     $5

     If the Company had accounted for these options in accordance with SFAS 123, the Company's net loss for the year ended September 30, 1998 would have increased to the following pro forma amounts:


Net loss:
             As reported                                $(2,087,638)
             Proforma                                    (2,181,902)

                                 STARSEED, INC.

     A summary of the status of the Company's Plan at September 30, 1998 and changes during the year then ended is presented in the following table:

                                                                Weighted
                                                                 average
                                                                exercise
                                              Options             price
                                            -----------         --------
     Outstanding September 30, 1997                  --            $  --

     Granted                                    475,000             2.89
     Exercised                                       --               --
     Canceled                                        --               --
                                              ---------            -----

     Outstanding September 30, 1998             475,000            $2.89
                                              =========            =====

     The outstanding stock options have a weighted average remaining contractual life of 10 years. At September 30, 1998, a total of 295,000 non-qualified stock options were exercisable at a weighted average exercise price of $1.86 share and with a weighted average remaining contractual live in years of 10.

(5)  Commitments and Contingencies

     Leases

     The Company leases its facilities and certain computer and office equipment under noncancelable leases for varying periods through 2002. The Company's lease obligations are collateralized by certain assets at September 30, 1998. The following are the minimum lease obligations under these leases at September 30, 1998:

                                              Capital      Operating
                                               leases       leases
                                             ---------     ---------
    1999                                      $ 19,188       $11,136
    2000                                        18,595        11,136
    2001                                         9,980         6,392
    2002                                         4,020            --
                                              --------       -------
                                                51,783       $28,664
                                                             =======
    Less:  amount representing interest         (7,049)
                                              --------

    Present value of minimum lease payments     44,734

    Less:  current portion                     (15,091)
                                              --------

    Long-term portion                         $ 29,643
                                              ========

                                 STARSEED, INC.

   Rental expense pertaining to operating leases for the year ended September 30, 1998 and the period October 8, 1996 (date of inception) to September 30, 1997 was approximately $35,000 and $46,000, respectively.

   Consulting Agreement

   The Company has entered into a consulting agreement with an individual through June 1999. Under this agreement, the Company is to pay a consulting fee of $2,000 a month.

   Contingencies

   From time to time, the Company has been party to various litigation and administrative proceedings relating to claims arising from its operations in the normal course of business. Management believes that the resolution of these matters will not have a material adverse effect on the Company's business, results of operations, financial condition and cash flows.

   Year 2000

   The Company is aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

   The Company has conducted a review of the Company's exposure to the year 2000 problem, including working with computer systems and software vendors to assure that they are prepared for the year 2000. Based on this review and discussions with such vendors, the Company currently believes that its internal systems are year 2000 compliant. The Company does not expect to incur any significant operating expenses or invest in additional computer systems to resolve issues relating to the year 2000 problem, with respect to both its information technology and product and service functions.

                                 STARSEED, INC.

(6)  Notes Payable

     At September 30, 1998 and 1997 notes payable consists of the following:

                                                         1998        1997
                                                       --------    --------

     Notes payable to GeoCities, payable in a
       lump-sum plus accrued interest at 9%
       per annum payable upon the earlier
       of January 29, 1999 or upon the
       Company obtaining equity financing
       in excess of $1,000,000                         $200,000    $     --

     Note payable to Keyline Investments,
       payable in a lump-sum November 1998              226,000          --

     Notes payable to shareholders, payable in
       a lump-sum plus accrued interest at 12%
       per annum due October 1, 2000                     41,700      45,200

     Note payable to individual payable in a
       lump-sum no interest, due
       December 31, 1997                                     --      18,000
                                                       --------     -------

                                                        467,700      63,200

     Less-current portion                               426,000      18,000
                                                       --------     -------

                                                       $ 41,700     $45,200
                                                       ========     =======

     The Note payable to shareholders is payable upon the earlier of October 1, 2000 or upon a corporate transaction. Corporate transaction means any of the following: 1) a merger or consolidation in which the Company is not the surviving entity; 2) the sale, transfer or other disposition of all or substantially all of the assets of the Company and 3) any reverse merger in which the Company is the surviving entity but in which fifty percent or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger.

     The combined aggregate amount of debt maturities for the five years subsequent to September 30, 1998 follows:

     Year ending September 30:
       1999                                                  $426,000
       2000                                                    41,700
                                                             --------

                                                             $467,700
                                                             ========


                                 STARSEED, INC.

(7)  Customer Information

     The Company had three significant customers in 1998 that each account for greater than 10% of the Company's revenues. These customers accounted for 97% of the Company's accounts receivable at September 30, 1998.

(8)  Warrants

     During 1998, the Company issued warrants to purchase 92,105 shares of the Company's common stock at $11.43 per share exercisable at anytime until September 1, 2000, in connection with the note payable to GeoCities. The warrants will terminate by mutual agreement upon the closing of GeoCities purchasing the Company. (See note 9)

(9)  Subsequent Events

     The Company obtained an additional note payable from GeoCities of $100,000 payable in a lump-sum plus accrued interest at 9% per annum, payable upon the earlier of January 29, 1999 or upon the Company obtaining equity financing in excess of $1,000,000.

     In October 1998, the Company entered into a non-binding letter of intent with GeoCities. Pursuant to the agreement; among other things all the issued and outstanding shares of the Company shall be converted into the right to receive shares of common stock of GeoCities and cash. Additionally, all outstanding options under the Company's 1998 stock option/stock issuance plan, whether vested or unvested, will be assumed by GeoCities.

     This acquisition is expected to provide the Company with the additional financial resources to continue operations. If the acquisition is not completed, there is substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     The Company entered into a settlement agreement with Keyline Investments. The agreement requires the repayment of the outstanding loan to the Company of $226,000 and the issuance of 20,000 shares. The fair market value of the 20,000 shares is $130,000 which has been accrued as other current liabilities in the balance sheet at September 30, 1998.